UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

OTTAWA BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37914	81-2959182
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

925 LaSalle Street, Ottawa, Illinois 61350

(Address of principal executive offices) (Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         Ottawa Savings Bank, (the “Bank”), and Ottawa Bancorp, Inc., the holding company for the Bank (the “Company”), as guarantor, entered into a two-year change in control agreement with each of (i) Craig M. Hepner, President and Chief Executive Officer of the Company and the Bank, (ii) Marc N. Kingry, Senior Vice President and Chief Financial Officer of the Company and the Bank and (iii) Mark M. Stoudt, Executive Vice President and Chief Operating Officer of the Company and the Bank effective September 30, 2019 (collectively the “Change in Control Agreements). The term of the Change in Control Agreements may be extended by the disinterested members of the Board of Directors of the Bank for an additional year commencing on September 30, 2020 and continuing on each subsequent anniversary date thereafter so that the remaining term of the Change in Control Agreements will be two (2) years. The executive can elect not to extend the term of his agreement by providing proper written notice. The Board of Directors will review the executive’s performance annually and will notify the executive after each annual review whether it has determined to extend the agreement.

The Change in Control Agreements provide that if, within 12 months following a “Change in Control” (as defined in the Change in Control Agreements), (i) the Bank terminates the executive’s employment other than for “cause” (as defined in the Change in Control Agreements), death or disability or (ii) the executive terminates his employment for “Good Reason” (as defined in the Change in Control Agreements), then the Bank shall make a lump sum cash payment to the executive equal to two (2) times the sum of the executive’s: (i) base salary (at the rate in effect immediately prior to the Change in Control or, if higher, the rate in effect when the executive terminates employment) and (ii) the most recent cash incentive award paid by the Company and/or the Bank to the executive.

The Change in Control Agreements further provide that if, an executive properly elects continued Bank-provided group health plan coverage pursuant to COBRA, the Bank will provide the executive with a lump sum cash payment equal to the monthly cost for the Bank’s group health and dental plans under which the executive was covered at the time of his termination of employment, multiplied by 24. The Bank shall also pay each executive any earned and unpaid annual cash incentive award for the completed fiscal year preceding the fiscal year in which the Change in Control occurs.

The Change in Control Agreements provide that the Company will guarantee the Bank’s obligations to each executive under their respective agreement.

Copies of Messrs. Hepner’s, Kingry’s and Stoudt’s change in control agreements with the Bank are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

	Number	Description

	10.1	Change in Control Agreement by and between Ottawa Savings Bank and Craig M. Hepner and Ottawa Bancorp, Inc., solely as guarantor, dated September 30, 2019.

	10.2	Change in Control Agreement by and between Ottawa Savings Bank and Marc N. Kingry and Ottawa Bancorp, Inc., solely as guarantor, dated September 30, 2019.

	10.3	Change in Control Agreement by and between Ottawa Savings Bank and Mark M. Stoudt and Ottawa Bancorp, Inc., solely as guarantor, dated September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OTTAWA BANCORP, INC.

Date: October 3, 2019	By:	/s/ Craig M. Hepner
Craig M. Hepner
President and Chief Executive Officer